UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2014

Kore Resources
(Exact name of registrant as specified in its charter)

NEVADA	000-52970	0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Ave, South Tower, 8th Floor Miami, Florida 33131
(Address of principal executive offices)

Registrant's telephone number, including area code:  (855) 587-4249

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

On August 15, 2014, the Board of Directors, of Kore Resources ("Company") approved the appointment of Malone Bailey, LLP.as the Company's new independent registered public accounting firm for the Company's 2014 fiscal year, subject to the completion of final acceptance procedures. On August 15, 2014, this process was completed and the Company engaged Malone Bailey, LLP.

The Company dismissed Anton & Chia, LLP as its independent registered public accounting firm on August 15, 2014.

 During the years ended December 31, 2013  and through the filing date of this Current Report on Form 8-K, (i) there were no disagreements with Anton & Chia, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton & Chia, LLP, would have caused Anton & Chia, LLP to make reference to the subject matter of the disagreement in its reports on the Company's consolidated financial statements for such years or any subsequent interim period through the date of this Current Report on Form 8-K, and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

 The Company has provided Anton & Chia, LLP with a copy of the disclosures in this Current Report on Form 8-K and requested that Anton & Chia, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of the letter, dated August 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kore Resources

Dated:	August 15, 2014

By:	/s/ Matthew Killeen
Matthew Killeen
Chief Executive Officer